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                             AMENDED AND RESTATED NOTE

$4,978,440                                                  Las Vegas, Nevada
                                                            April 14, 1998

     This Amended and Restated Note (the "Note"), dated April 14, 1998, is entered into by and between Santa Fe Hotel Inc., a Nevada corporation (the "Borrower"), and Santa Fe Gaming Corporation, a Nevada corporation ("SFGC"), concurrent and in connection with the simultaneous sale of the Note from SFGC to PDS Financial Corporation - Nevada, a Nevada corporation ("PDS") (the "Sale"). SFGC or its permitted assigns, including PDS, are referred to herein as the "Holder."

                                      RECITALS

     WHEREAS, that certain Revolving Loan Note (the "Revolving Note") dated December 1996 was issued by the Borrower in favor of SFGC in the maximum principal amount of Five Million Dollars ($5,000,000);

     WHEREAS, in connection with the sale of this Revolving Note by SFGC to PDS pursuant to the Purchase Agreement, the Borrower and SFGC desire to modify certain terms of the Revolving Note to, among other things, convert the Revolving Note to a term note and in connection therewith to amend and restate the Revolving Note in its entirety as provided herein and the Borrower desires to grant a security interest in certain of its assets to secure obligations arising under the Note;

     WHEREAS, the restatement and amendment of the Revolving Note and grant of the security interest are contingent upon the consummation of the transactions contemplated by the Sale.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Borrower and the Holder agree as follows:

     1. The Borrower, for value received, hereby unconditionally promises to pay to the order of the Holder, at the address specified in writing by the Holder to the Borrower in lawful money of the United States of America and in immediately available funds, on April 14, 2001 the principal amount of (a) FOUR MILLION NINE HUNDRED SEVENTY EIGHT THOUSAND FOUR HUNDRED FORTY DOLLARS ($4,978,440), or, if less, (b) the aggregate unpaid principal amount hereunder. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rate of eleven percent (11%) per annum (the "Contract Rate"), payable monthly in arrears.

     2.   Prepayment.

          (a) The Borrower shall prepay from time to time in part the amounts due on this Note in an amount equal to the net proceeds received by the Borrower from any disposition in the ordinary course of business of the Collateral (as such term is defined in


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     that certain Security Agreement of even date herewith between the Borrower and PDS, as collateral agent). Notwithstanding the foregoing, the Borrower shall not be required to prepay any amounts due on this Note as a result of a sale by the Borrower of all or substantially all of the Collateral to an entity at least a majority of the voting interests of which are owned directly or indirectly by the Lowden Family (as defined herein) if such entity assumes this Note and SFHI's obligations under the Security Agreement.

          (b) The Borrower may prepay the amount due on this Note in whole or in part at any time and from time to time (i) at 101% of the principal amount so prepaid plus interest thereon to the prepayment date if such prepayment occurs at any time from the date hereof through December 15, 1999, or (ii) at 100% of the principal amount so prepaid plus interest thereon to the prepayment date if such prepayment occurs thereafter, in either case upon thirty (30) days' prior written notice.

     3. This Note is secured by certain Collateral (as such term is defined in that certain Security Agreement of even date herewith between the Borrower and PDS, as collateral agent).

     4. The Borrower shall pay interest on overdue principal and on overdue installments of interest on this Note at the Contract Rate plus five percent (5.0%) (the "Default Rate"), to the extent lawful.

     5. Upon the Borrower's failure to pay (i) interest under this Note when due, which failure continues for a period of fifteen (15) days or (ii) principal under this Note when due, which failure continues for a period of five (5) days, then all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable.

     6. The Holder may not assign, sell or transfer this Note or any interest herein to a third party without the prior written consent of the Borrower, which consent shall not be unreasonably withheld. If such consent is not given or denied by the Borrower within five (5) business days after the Borrower's receipt of Holder's written request for such consent, which request shall specify the person to which the Note or an interest herein is proposed to be assigned, sold or transferred and the structure of the proposed assignment, sale or transfer, the Borrower shall be deemed to have consented to such proposed assignment, sale or transfer.

     7. In the event the Borrower enters into any transaction, merger, consolidation, liquidation, windup or dissolution, or conveys, sells, leases, transfers or otherwise disposes of in one transaction or a series of transactions all or substantially all of its property or assets, this Note shall become immediately due and payable on the date (the "Sale Date") such event occurs. Notwithstanding the foregoing, (a) the Borrower may merge or consolidate with, or dispose of all or substantially all of its assets to, an entity at least a majority of the voting interests of which are owned directly or indirectly by the Lowden Family (as such term is defined herein), in either case without this Note becoming due and payable, if the entity with which the Borrower merges or consolidates or to which all or substantially all of such assets are transferred assumes this Note and (b) the Borrower may assign its rights and obligations hereunder to an entity at least a majority of the voting interests of which are owned directly or indirectly by the Lowden Family in connection with the sale of all or substantially all of the Collateral to such entity if such entity


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assumes this Note.  For purposes of this Note, "Lowden Family" shall mean
Mr. Paul Lowden and Mrs. Suzanne Lowden and the executors, administrators or legal representatives of their estates, heirs, distributees and beneficiaries, any trust as to which any of the foregoing is a settlor or co-settlor, any trustee of the estate of any of the foregoing that is bankrupt or insolvent, any guardian or conservator of any of the foregoing that is adjudged disabled or incompetent, and any corporation, partnership or other entity which is an affiliate of any of the foregoing. Lowden Family shall also mean any lineal descendants of the grandparents of such persons, but only to the extent that the beneficial ownership of the voting interests held by such lineal descendants was directly received (by gift, trust or sale) from any such person.

     8. The occurrence of any one or more of the following shall constitute an event of default (collectively, "Events of Default" and individually each an "Event of Default") hereunder: (a) any failure to pay the principal outstanding under this Note on the Maturity Date (or any earlier maturity date, whether by acceleration, redemption or otherwise), which failure continues for a period of five days, and (b) any failure to pay any installment of interest under this Note on the Due Date therefor, which failure continues to exist for a period of 15 days. If any such event shall occur, Holder or its permitted assigns or their permitted assigns may declare the entire unpaid principal balance hereof and all accrued interest thereon and all other amounts due hereunder to be immediately due and payable and thereby accelerate the maturity hereof, and Holder or its permitted assigns or their permitted assigns may proceed to exercise any rights and remedies that they may have under this Note.

     9. The Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note and agrees to pay all costs of collection when incurred (including, without limitation, reasonable attorneys' fees and disbursements), and including all reasonable costs and expenses incurred in connection with the pursuit by Holder (or its permitted assignee) or in connection with any of Holder's (or its permitted assignee's) collection efforts, whether or not suit on this Note is filed and all such costs and expenses shall be payable on demand.

     10. The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon or plead or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law or any other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of, or interest on, this Note, wherever enacted, now or at any time hereafter in force, or which may otherwise affect the covenants or the performance of this Note; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein or therein granted to Holder or its permitted assigns but will suffer and permit the execution of every such power as though no such law had been enacted.

     11. This Note shall be governed by and construed in accordance with the laws of the State of Nevada.

     12. This Note may not be changed or terminated orally, but only by an agreement in writing signed by any party against whom enforcement of such change or termination is sought.


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     13.  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and other notices of any kind.


                                        SANTA FE HOTEL INC.

                                        By:    /s/ Thomas K. Land
                                             -----------------------------------
                                        Name:  Thomas K. Land
                                        Title: Chief Financial Officer


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